UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2009

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-645-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2009, MKS Instruments, Inc. (the "Company") terminated the August 25, 2008 and January 15, 2009 temporary reductions to the cash compensation payable to non-employee directors of the Corporation, and to the salaries of executives of the Corporation, effective as of July 1, 2009. The executive officer salary reinstatement was approved by the Company’s Compensation Committee, and the non-employee director cash compensation reinstatement was approved by the Company’s Compensation Committee and Board of Directors. The reinstated cash compensation and salary amounts are set forth in the exhibits attached to this Report.

On October 19, 2009, the Company’s Compensation Committee approved amendments to the employment agreements for Leo Berlinghieri, the Company’s Chief Executive Officer and President and Gerald Colella, the Company’s Vice President, Chief Business Officer and Acting Group Vice President, Power and Reactive Gas Products, to provide for retiree medical benefits. The amendments to the employment agreements are set forth in the exhibits attached to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Salaries of Named Executive Officers

99.2 Cash Compensation to Non-Employee Directors

99.3 Amendment, dated October 19, 2009 to Employment Agreement between the Company and Leo Berlinghieri, dated July 1, 2005, as amended on November 13, 2007 and November 10, 2008

99.4 Amendment, dated October 19, 2009 to Employment Agreement between the Company and Gerald Colella, dated April 25, 2005, as amended on November 10, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

October 22, 2009	By:	Ronald C. Weigner

Name: Ronald C. Weigner
Title: VP, CFO & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Salaries of Named Executive Officers
99.2	Cash Compensation to Non-Employee Directors
99.3	Amendment, dated October 19, 2009 to Employment Agreement between the Company and Leo Berlinghieri, dated July 1, 2005, as amended on November 13, 2007 and November 10, 2008
99.4	Amendment, dated October 19, 2009 to Employment Agreement between the Company and Gerald Colella, dated April 25, 2005, as amended on November 10, 2008